UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

Ponce Financial Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41255	87-1893965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2022, the Board of Directors (the “Board”) of Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, Inc., (the “Company”), the holding company for Ponce Bank (the “Bank”), increased the size of its board from seven members to eight members and appointed Mr. James Perez to the Board effective immediately. On the same date the Board of Directors of the Bank also increased the size of its board from seven members to eight members and appointed Mr. Perez to the Bank’s Board. Mr. Perez will serve until the Company’s annual meeting of shareholders in 2022, at which time it is contemplated that he will be a nominee for election to a one-year term ending at the annual meeting of shareholders in 2023 and until his successor is elected and qualified. There is no arrangement or understanding between Mr. Perez and any other person pursuant to which Mr. Perez was appointed to the Board.

Mr. Perez will also be appointed to the Audit Committee and the Compensation Committee of the Company’s Board of Directors.

Mr. Perez is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K. Ponce Bank currently has outstanding loans, either directly or indirectly, to Mr. Perez. These loans were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Ponce Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features.

As a non-employee director, Mr. Perez will receive the Company’s standard Board compensation, which currently consists of an annual fee of $48,000 per year and fees of $500 per meeting for service on the committees of the Board.  Mr. Perez is also eligible to receive restricted stock or option grants pursuant to the Company’s 2018 Long-Term Incentive Plan from time to time as determined by the Board.

Item 8.01Other Events.

On March 23, 2022, the Company issued a press release announcing the appointment of Mr. Perez to the Board.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated March 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ponce Financial Group, Inc.

Date: March 23, 2022	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer